BY-LAWS
OF
J.P. MORGAN MUTUAL FUND INVESTMENT TRUST
(formerly Mutual Fund Investment Trust)
as Amended and Restated
December 31, 2012

ARTICLE I

DEFINITIONS

 The terms "Commission", "Declaration", "Distributor", "Investment Adviser",
"Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", "Transfer Agent",
"Trust", "Trust Property" and "Trustees" have the respective meanings given them in the
Declaration of Trust of J.P. Morgan Mutual Fund Investment Trust (formerly the Mutual
Fund Investment Trust), dated September 19, 1997, and as amended from time to time.

ARTICLE II

OFFICES

 Section 1.  Principal Office.  Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of
Suffolk.

 Section 2.  Other Offices.  The Trust may have offices in such other places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS

 Section 1.  Meetings; Quorum; Required Vote; Adjournment.  Meetings of
Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Shareholders holding in the aggregate not less than 10% of the outstanding Shares entitled to vote on the matters specified in such written request. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of a majority of outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of Shareholders, except that where any provision of law, the Declaration or these By-Laws permits or requires that holders of any series shall vote as a series, then a majority of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series.

 Except when a larger vote is required by any provision of the Declaration of Trust or these By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions, including the election of Trustees, provided that where any provision of law or of these By-Laws require that the holders of any series shall vote as a series (or that holders of a class shall vote as a class), then a majority of the
Shares of that series (or class) voted on the matter, including the election of Trustees, shall decide that matter insofar as that series (or class) is concerned.

 In the absence of a quorum, a majority of outstanding Shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present.  Notwithstanding the above, broker non-votes will be excluded from the denominator of the calculation of the number of votes required to approve any proposal to adjourn a meeting.  Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting at which adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting.  At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

 Section 2.  Notice of Meetings.  Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each
Shareholder entitled to vote at such meeting at his or her address as recorded on the register of the Trust, mailed at least 10 days and not more than 90 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address or if a written waiver of notice, executed before or after the meeting by the
Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

 Section 3.  Record Date.  For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose.

 Section 4.  Proxies.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.
Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

 Section 5.  Inspection of Records.  The records of the Trust shall be open to inspection by the Shareholders to the same extent as is permitted shareholders of a
Massachusetts business corporation.

 Section 6.  Action without Meeting.  Any action which may be taken by
Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of shareholders.

 Section 7.  Conduct of Meetings of Shareholders.  The meetings of Shareholders shall be presided over by the President, or if he or she is not present, by the Chairman, or if he or she is not present, by any Vice President, unless there is an Executive Vice President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meetings.  The Secretary, if present, shall act as a Secretary of such meetings, or if he or she is not present or is otherwise presiding over the meeting in another capacity, an Assistant Secretary, if any, shall so act.  If neither the
Secretary nor the Assistant Secretary is present or, if present, the Secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the
Secretary to act on his or her behalf shall act as Secretary of such meetings.

ARTICLE IV

TRUSTEES

 Section 1.  Meetings of the Trustees.  The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any Trustee. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant
Secretary or by the officer or Trustee calling the meeting and shall be mailed to each
Trustee at least two days before the meeting, or shall be telegraphed, cabled, or sent electronically to each Trustee at his or her business address, or personally delivered to him or her at least one day before the meeting. Such notice may, however, be waived by any
Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.
Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

 Section 2.  Quorum and Manner of Acting.  A majority of the Trustees present in person at any regular or special meeting of the Trustees shall constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the
Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

       Section 4.  Retirement of Trustees. A Trustee shall retire as Trustee at the end of the calendar year in which the Trustee attains the age of 75 years, except that William Morton shall continue to serve until December 31, 2014.

ARTICLE V

COMMITTEES AND ADVISORY BOARD

 Section 1.  Executive and Other Committees.  The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the
Executive Committee except those powers which by law, the Declaration or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the
Executive Committee) and the terms of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own chairman.

 Section 2.  Meeting, Quorum and Manner of Acting.  The Trustees may (i) provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a
Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a
Committee to meet by means of a telephone conference circuit.

 Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

 Section 3.  Advisory Board.  The Trustees may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such Advisory
Board shall not be Trustees or officers and need not be Shareholders. A member of such
Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may provide.

ARTICLE VI

OFFICERS

 Section 1.  General Provisions.  The officers of the Trust shall be a Chairman, a
President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers, and one or more
Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

 Section 2.  Term of Office and Qualifications.  Except as otherwise provided by law, the Declaration or these By-Laws, the Chairman, the President, the Treasurer and the
Secretary shall hold office until his or her respective successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The
Secretary and Treasurer may be the same person. A Vice President and the Treasurer or a
Vice President and the Secretary may be the same person, but the offices of Vice President,
Secretary and Treasurer shall not be held by the same person. Neither the Chairman nor the
President shall hold any other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

 Section 3.  Removal.  The Trustees, at any regular or special meeting of the
Trustees, may remove any officer with or without cause by a vote of a majority of the
Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

 Section 4.  Powers and Duties of the Chairman.  The Chairman may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and any
Committee of the Trustees, the Chairman shall at all times exercise a general supervision and direction over the affairs of the Trust. The Chairman shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. The
Chairman shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The Chairman shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him or her by the Trustees.

 Section 5.  Powers and Duties of the President.  In the absence or disability of the
Chairman, the President shall perform all the duties and may exercise any of the powers of the Chairman, subject to the control of the Trustees. The President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the Chairman.

 Section 6.  Powers and Duties of Vice Presidents.  In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice
President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the
Trustees or the Vice President.

 Section 7.  Powers and Duties of the Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ.
The Treasurer shall render a statement of condition of the finances of the Trust to the
Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

 Section 8.  Powers and Duties of the Secretary.  The Secretary shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust;
and shall have charge of the Share transfer books, lists and records unless the same are in the charge of a Transfer Agent of the Trust (as such party is defined in the Declaration).
The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

 Section 9.  Powers and Duties of Assistant Treasurers.  In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the
Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the
Trustees shall require.

 Section 10.  Powers and Duties of Assistant Secretaries.  In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant
Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

 Section 11.  Compensation of Officers and Trustees and Members of the
Advisory Board.  Subject to any applicable law or provision of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

ARTICLE VII

FISCAL YEAR

 The fiscal year of the Trust shall begin on the first day of July in each year and shall end on the last day of June in the succeeding year, provided, however, that the
Trustees may from time to time change the fiscal year.

ARTICLE VIII

SEAL

 The Trustees shall adopt a seal which shall be in the form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

WAIVERS OF NOTICE

 Whenever any notice is required to be given by law, the Declaration or these By-
Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or sent electronically for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or sent electronically. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or sent electronically.

ARTICLE X

AMENDMENTS

 These By-Laws, or any of them, may be altered, amended or repealed, or new By-
Laws may be adopted (a) by Majority Shareholder Vote, or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.